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                                                                      EXHIBIT 21


                         SUBSIDIARIES OF THE REGISTRANT


                                                           State/Country
       Name                                                of Incorporation
       ----                                                ----------------
L. Perrigo Company                                         Michigan

Perrigo Company of South Carolina, Inc                     Michigan

Perrigo International, Inc.                                Michigan

Perrigo International Holdings, Inc.                       Michigan

Perrigo Sales Company                                      Michigan

Perrigo Research and Development Company                   Michigan

Perrigo Company of Tennessee, Inc.                         Tennessee

Perrigo de Mexico S.A. de C.V.                             Mexico

Quimica y Farmacia S.A. de C.V.                            Mexico

Perrigo do Brasil Ltda.                                    Brazil

Wrafton Laboratories Limited                               United Kingdom

Perrigo U.K. Acquisition Limited                           United Kingdom

Perrigo Ventures Limited                                   United Kingdom

Wrafton Trustees Limited                                   United Kingdom



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